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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 10, 2017, relating to the consolidated financial statements of Brookfield Business Partners L.P. (the "Partnership"), incorporated by reference in the Annual Report on Form 20-F of the Partnership for the year ended December 31, 2016, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte LLP

Licensed Chartered Accountants
Chartered Professional Accountants
Toronto, Canada
September 5, 2017

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM